UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2025
(December 2, 2025)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Public Service Company of New Mexico
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-06986
IRS Employer Identification No. - 85-0019030
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.

On December 2, 2025, TXNM Energy, Inc. (the “Company”) commenced marketing for a potential offering of fixed-to-fixed reset rate junior subordinated notes (the “Notes”) in a private offering (1) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (2) outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act (the “Junior Subordinated Notes Offering”).

On December 2, 2025, the Company provided the following information in a preliminary offering memorandum related to the Junior Subordinated Notes Offering:

The Company and its wholly-owned subsidiary, Public Service Company of New Mexico (“PNM”), are evaluating a potential pension risk transfer transaction (the “Pension Transfer”) that would involve the purchase of one or more group annuity contracts from an insurance company to assume a portion of the obligations under the PNM Resources, Inc. Employees’ Retirement Plan (the “Plan”) related to PNM’s previously disposed of gas distribution business. If completed, the Pension Transfer would transfer up to $100 million of the Plan’s pension obligations, together with a corresponding amount of Plan assets for certain retirees and beneficiaries. Any annuity contract would be purchased using assets held in the Plan’s trust and PNM does not currently anticipate making any additional cash contributions to the Plan in connection with the Pension Transfer. Following any such annuity purchase, an insurer would be responsible for making future benefit payments to the covered retirees and beneficiaries in accordance with the terms of the annuity contract. Assuming completion of the Pension Transfer, the Company and PNM expect to incur a non-cash charge to net income of approximately $65 million, or $50 million on an after-tax basis. There can be no assurance the Pension Transfer will be completed or as to the terms or timing of any transaction.

There is no guarantee that the Junior Subordinated Notes Offering will be completed or as to the terms or timing of any transaction. Any Junior Subordinated Notes Offering will be subject to certain conditions and other terms to be set forth in an applicable definitive agreement. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K for TXNM that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential Junior Subordinated Notes Offering and Pension Transfer. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. TXNM does not assume any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM cautions readers not to place undue reliance on these statements. TXNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM’s Form 10-K and Form 10-Q filings and the information filed on TXNM’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 2, 2025	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)